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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): November 17, 1997

                               DAOU SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                   DELAWARE
                 (State or other jurisdiction of incorporation)

         0-22073                                    330284454
   (Commission File Number)               (IRS Employer Identification No.)

                 5120 Shoreham Place, San Diego, California 92122
           (Address of principal executive offices, including zip code)

                                (619) 452-2221
            (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

   The revenue and net income of DAOU Systems, Inc. ("DAOU") for the 30-day period ended November 14, 1997, were $4,100,000 and $180,000, respectively. On October 15, 1997, DAOU acquired all of the issued and outstanding shares of On-Line Networking, Inc., a New Jersey corporation ("On-Line"), through a pooling-of-interests merger in exchange for 150,000 shares of DAOU common stock. The revenue and net income amounts set forth above include 30 days of combined operations of DAOU and On-Line. This information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. These revenue and net income figures include operations from part of DAOU's fourth quarter ending December 31, 1997, and are not necessarily indicative of results expected for the entire fourth quarter ending December 31, 1997, or for the fiscal year ending December 31, 1997.



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                                  SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 1997              DAOU SYSTEMS, INC.



                                     By: /s/ Fred C. McGee
                                         --------------------------------------
                                         Fred C. McGee, Chief Financial Officer

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